SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: January 23, 2006

HERMAN MILLER, INC.
(Exact name of registrant as specified in its charter)

Michigan (State or other jurisdiction of incorporation)	001-15141 (Commission File Number)	38-0837640 (IRS Employer Identification no.)

855 East Main Avenue Zeeland, Michigan (Address of principal executive office)	49464 (Zip Code)

(616) 654-3000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[_]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On January 23, 2006, the Board of Directors of Herman Miller, Inc. approved Change in Control Agreements for the Company's Chief Executive Officer, Brian C. Walker, and certain other key executives, including John Portlock, President, Herman Miller International, Gary Miller, Chief Development Officer, and Elizabeth Nickels, Chief Financial Officer. The agreements are applicable in the event of a change in control of the Company. The agreements modify existing Change in Control Agreements for Messers Walker and Miller, Ms. Nickels, and two other officers and constitute a new agreement with Mr. Portlock and five other senior officers. The attached exhibit 99.1 provides the form of these agreements.

Also on January 23, 2006, the Board of Directors of Herman Miller, Inc. approved an amendment to the Company’s Key Executive Deferred Compensation Plan, which permits the participants to elect accelerated distribution on the occurrence of certain events permitted by the American Jobs Creation Act. A copy of this amended and restated plan is attached as exhibit 99.2.

Item 1.02. Termination of a Material Definitive Agreement

On January 23, 2006, the Company and Michael A. Volkema, Chairman of the Board and former Chief Executive Officer, agreed to terminate his previously existing Change in Control Agreement. This agreement was originally entered into as of March 30, 2001. The previously existing Change in Control Agreements involving the Company’s named executive officers were terminated when they entered into the new Change in Control Agreements as reported in Item 1.01 of this Form 8-K.

Item 7.01. Regulation FD Disclosure

On January 26, 2006, Herman Miller, Inc. issued a press release announcing an increase in the Company's quarterly cash dividend and an increase in the Company's share repurchase plan authorization. A copy of the press release is attached as Exhibit 99.3.

Item 8.01. Other Events

The Board of Directors of Herman Miller, Inc. extended the company's stock repurchase program by authorizing share repurchases of $150 million, in addition to approximately $13 million still remaining from a previous authorization. The Board also approved an approximate 10% increase in the Company’s quarterly cash dividend. The new quarterly cash dividend rate of $0.08 per share will be payable on April 15, 2006, to shareholders of record as of March 3, 2006.

Item 9.01. Financial Statements and Exhibits.

Exhibits.

99.1	Form of Change in Control Agreement
99.2	Herman Miller, Inc. Amended and Restated Key Executive Deferred Compensation Plan
99.3	Press release dated January 26, 2006

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: January 26, 2006	HERMAN MILLER, INC. (Registrant) By: /s/ Elizabeth A. Nickels Elizabeth A. Nickels Its: Chief Financial Officer

EXHIBIT INDEX

99.1	Form of Change in Control Agreement
99.2	Herman Miller, Inc. Amended and Restated Key Executive Deferred Compensation Plan
99.3	Press release dated January 26, 2006